Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Statements” in the Statement of Additional Information and to the inclusion of our report, dated April 12, 2013, on the Statement of Assets and Liabilities of AIP Dynamic Alternative Strategies Fund (the sole fund comprising AIP Series Trust) as of March 22, 2013, included in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-1A, No. 333-185994) of AIP Series Trust.

Boston, Massachusetts

April 24, 2013